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EXHIBIT 23


                        CONSENT OF INDEPENDENT AUDITORS
                        -------------------------------


We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the Ohio Casualty Corporation 2002 Broad-Based Employee Stock Option Plan of our reports dated February 15, 2002, with respect to the consolidated financial statements of Ohio Casualty Corporation incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 2001, and the related financial statement schedules included therein, filed with the Securities and Exchange Commission.


/s/  Ernst & Young LLP


Cincinnati, Ohio
August 7, 2002